KnowBe4 Announces First Quarter 2021 Financial Results

•Total GAAP revenue increased 36.7% year-over-year to $53.6 million
•Annual recurring revenue increased 40.7% year-over-year to $222.3 million
•Total number of customers reached nearly 39,000
•Cash flow from operations was $21.9 million and free cash flow was $21.0 million

TAMPA BAY, FL, May 19, 2021 -- KnowBe4, Inc. (NASDAQ: KNBE), provider of the leading security awareness training and simulated phishing platform, today reported results for the first quarter ended March 31, 2021.

“We are excited to announce that our first quarter results as a newly public company exceeded our expectations across the board with record annual recurring revenue (ARR) of $222.3 million and strong free cash flow generation. ARR growth was driven by another quarter of new customer growth and cross-sell of our newer products,” said Stu Sjouwerman, founder and chief executive officer of KnowBe4. “We have established a market leading position in the human-focused cybersecurity space validated through our strong first quarter results. We look forward to continuing to expand on this position through new products and features such as Compliance Plus, AI-Driven Phishing and PhishFlip, which we expect to bring substantial value to our existing and prospective customers.”

Krish Venkataraman, KnowBe4’s co-president and chief financial officer, added, “Our success with customers translated into compelling financial results. First quarter revenue grew 36.7% year-over-year, reflecting robust growth across all of our products and geographies. We are very pleased to see our investments in platform development and geographical expansion pay off. Our strong top-line growth and expanding profitability demonstrate KnowBe4’s highly resilient and cash generative SaaS model.”

First Quarter 2021 Financial Highlights

	Q1-2021	Q1-2020	Change
	(in thousands, except percentage and per share amounts)
Revenue	$53,550	$39,178	+ 36.7%
Annual recurring revenue[1]	$222,270	$157,919	+ 40.7%
GAAP gross margin	86.3%	84.6%	+ 1.7%
GAAP operating margin	5.2%	(3.9)%	+ 9.1%
Non-GAAP operating margin[1]	11.0%	(1.9)%	+ 12.9%
GAAP net income (loss) per share, basic and diluted	$0.01	$(0.03)	$0.04
Cash flow provided by operating activities	$21,852	$13,929	$7,923
Free cash flow[1]	$20,961	$10,386	+ 101.8%

1 A reconciliation of GAAP to non-GAAP financial measures and definitions for our key business metrics, including annualized recurring revenue and free cash flow, is provided under the heading "Explanation of Non-GAAP Financial Measures".

Recent Business Highlights
•Revenue and ARR increased year-over-year by 36.7% and 40.7% respectively, driven primarily by overall business growth resulting from multi-product adoption trends, strong international growth and continued expansion of our customer base.
•Throughout 2021, we continued our innovation across a variety of new product features and enhancements including the release of AI-Driven Phishing, which automates the selection and delivery of personalized social engineering campaigns based on users' training and response history. Additionally, we released Season 3 of our award-winning Inside Man security awareness training series.
•We hosted our fourth annual KB4-CON Virtual Summit to further engage with our customers and partners. We experienced our highest levels of participation to date with over 11,000 participants registered for the event.
•On March 1, 2021, we completed the acquisition of MediaPro Holdings, LLC for a total purchase price of approximately $38 million, which was paid through a combination of cash and common stock. We expect this acquisition to add to our future technological capabilities and accelerate our expansion into the compliance market.
•We entered into a $100 million revolving line of credit agreement with Bank of America, which we expect to allow us greater flexibility in executing on our growth strategies.

Financial Outlook
For the second quarter and full year 2021, the Company expects:

Metric	Second Quarter Range	Growth
Total Revenue	$55.5 - $56.5 million	34 - 36%

Metric	Full Year Range	Growth
Total Revenue	$229 - $231 million	31 - 32%
Free Cash Flow Margin	12 - 15%	N/A

Conference Call Information
KnowBe4 will host a conference call for analysts and investors to discuss its earnings results for the first quarter of 2021 and outlook for the full year 2021 today at 5:00 PM EDT. A recorded webcast of the event will also be available shortly after the call, and will be made available for one year on the KnowBe4 Investor Relations website (https://investors.knowbe4.com).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally involve risks and uncertainties, including statements regarding our future financial and operating performance and our financial outlook for the year 2021. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern KnowBe4's expectations, strategy, priorities, plans or intentions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of the COVID-19 pandemic on our and our customers’ business; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q that will be filed with the SEC by June 7, 2021. Copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

About KnowBe4
KnowBe4 is the leading provider of “new-school” security awareness training and simulated phishing platform. Our mission is to enable your employees to make smarter security decisions, every day. Through our subscription-based services, your organization will have access to the leading security awareness training platform.

Available Information
KnowBe4 announces material information to the public about KnowBe4, its products and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website, its Twitter accounts (@KnowBe4) and its blogs (including blog.knowbe4.com/) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Investor Relations Contact:
Ken Talanian
ir@knowbe4.com

Press Contact:
Kathy Wattman
pr@knowbe4.com

Explanation of Non-GAAP Financial Measures

To supplement KnowBe4's financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we consider certain financial measure that are not prepared in accordance with GAAP, including Non-GAAP Operating Income (Loss), Non-GAAP Operating Margin and Free Cash Flow, as useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it assists investors in seeing KnowBe4's operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) as GAAP operating income (loss) excluding stock-based compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP operating income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.

Free Cash Flow
We define free cash flow as net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, less purchases of property, equipment, amounts capitalized for internal-use software and principal payments on finance leases. We believe that free cash flow is a meaningful indicator of liquidity to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and capitalized internal-use software, can be used for strategic initiatives.

Explanation of Key Business Metrics

In addition to GAAP measures of performance, we regularly monitor certain financial and operating metrics, including Number of Customers and Annual Recurring Revenue (ARR), in order to measure our current performance and estimate our future performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Number of Customers
We define a customer as a separate and distinct buying entity, such as a company, an educational or government institution or a distinct business unit of a large company that has an active contract with us to access our platform. We do not consider our channel partners as separate customers as our contracts are executed with the end user, and we treat MSPs, who may purchase our products on behalf of multiple companies, as a single customer. We believe that our ability to increase and retain the number of customers on our platform is an indicator of our market penetration, the growth of our business and potential future business opportunities.

Annual Recurring Revenue (ARR)
We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. We perform this calculation on an individual contract basis by dividing the total dollar amount of a contract by the total contract term stated in months and multiplying this amount by twelve to annualize. Calculated ARR for each individual contract is then aggregated to arrive at total ARR. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers.

KnowBe4, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,647	$85,582
Accounts receivable, net	37,261	38,664
Deferred commissions	13,947	13,177
Prepaid expenses and other current assets	9,383	6,124
Total current assets	155,238	143,547

Deferred commissions, non-current	24,963	24,022
Capitalized software and content, net	14,592	15,523
Property and equipment, net	10,076	10,284
Operating lease right of use assets, net	11,571	12,067
Intangible assets, net	9,065	2,985
Goodwill	41,819	8,605
Other assets	1,268	1,177
Total assets	$268,592	$218,210

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$25,476	$19,265
Current portion of deferred revenue	127,047	112,469
Current portion of operating lease liabilities	2,812	2,651
Total current liabilities	155,335	134,385

Non-current liabilities:
Deferred revenue	77,010	73,227
Operating lease liabilities, net of current portion	9,284	9,766
Other non-current liabilities	2,279	3,991
Total liabilities	243,908	221,369

Stockholders' equity (deficit)
Preferred stock, Series A, A-1, B, C, C-1	—	—
Common stock	—	—
Additional paid-in capital	184,325	158,483
Accumulated deficit	(159,103)	(161,303)
Accumulated other comprehensive loss	(538)	(339)
Total stockholders' equity (deficit)	24,684	(3,159)
Total liabilities and stockholders' equity (deficit)	$268,592	$218,210

KnowBe4, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues, net	$53,550	$39,178
Cost of revenues	7,343	6,043
Gross profit	46,207	33,135
Operating expenses:
Sales and marketing	23,071	19,627
Technology and development	5,742	4,906
General and administrative	14,629	10,120
Total operating expenses	43,442	34,653
Operating income (loss)	2,765	(1,518)
Other income (expense):
Interest income	18	125
Interest expense	(196)	(13)
Other (expense) income	(143)	33
Income (loss) before income tax (expense) benefit	2,444	(1,373)
Income tax (expense) benefit	(244)	12
Net income (loss)	$2,200	$(1,361)

Net income (loss) per share, basic and diluted	$0.01	$(0.03)
Weighted-average shares used in calculating basic net income (loss) per share	42,298,941	42,060,787
Weighted-average shares used in calculating diluted net income (loss) per share	168,252,806	42,060,787

KnowBe4, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,200	$(1,361)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Additions to capitalized content	(1,218)	(1,027)
Depreciation and amortization expense	3,247	2,696
Deferred commissions amortization	4,084	3,375
Equity-based compensation expense	1,671	710
Other, net	(124)	93
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	2,774	1,914
Deferred commissions	(5,847)	(5,167)
Prepaid and other assets	(2,128)	1,128
Accounts payable and other liabilities	2,523	(1,371)
Deferred revenue	14,670	12,939
Net cash provided by operating activities	21,852	13,929

Cash flows from investing activities:
Business combinations, net of cash acquired	(11,305)	—
Purchases of property and equipment	(519)	(2,670)
Capitalized internal-use software costs	(362)	(867)
Net cash used in investing activities	(12,186)	(3,537)

Cash flows from financing activities:
Proceeds from the exercise of stock options	347	60
Repurchase of common stock and options	(1,171)	(269)
Proceeds from finance lease obligations	—	214
Payments for finance lease obligations	(10)	(6)
Net cash used in financing activities	(834)	(1)

Effect of exchange rate changes on cash and cash equivalents	233	(329)

Net change in cash and cash equivalents	9,065	10,062

Cash and cash equivalents, beginning of period	85,582	48,864
Cash and cash equivalents, end of period	$94,647	$58,926

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Operating income (loss)	$2,765	$(1,518)
Add: Stock-based compensation expense	1,659	703
Add: Amortization of acquired intangible assets	175	83
Add: Acquisition and integration related costs	1,311	—
Non-GAAP operating income (loss)	$5,910	$(732)

GAAP operating margin	5.2%	(3.9)%
Non-GAAP operating margin	11.0%	(1.9)%

Free Cash Flow

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net cash provided by operating activities	$21,852	$13,929
Less: Purchases of property and equipment	(519)	(2,670)
Less: Capitalized internal-use software	(362)	(867)
Less: Principal payments on finance leases	(10)	(6)
Free Cash Flow	$20,961	$10,386

Key Business Metrics

	March 31,
	2021	2020
	(dollars in thousands)
Number of customers	38,975	31,823
Annual recurring revenue	$222,270	$157,919